Exhibit 5.1

LUCOSKY BROOKMAN LLP 101 Wood Avenue South 5th Floor Woodbridge, NJ 08830 T - (732) 395-4400 F- (732) 395-4401

111 Broadway Suite 807 New York, NY 10006 T - (212) 417-8160 F - (212) 417-8161 www. lucbro.com

May 22, 2025

Neuraxis, Inc.

11611 N. Meridian Street, Suite 330,

Carmel, IN 46032

RE: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel for Neuraxis, Inc., a Delaware corporation (the “Company”), in connection with the offering for sale of 1,538,461 (the “Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”), pursuant to the Registration Statement (as defined below) and the Prospectus (as defined below). Unless defined herein, capitalized terms have the meanings given to them in that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated May 20, 2025, by and among the Company and the purchasers identified on the signature pages thereto (the “Purchasers”), relating to the issuance and sale by the Company of the Shares.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion, we have reviewed and relied upon the following:

● the Registration Statement on Form S-3 (File No. 333-283798) initially filed with the Securities and Exchange Commission (the “Commission”) on December 13, 2024 under the Securities Act of 1933, as amended (the “Securities Act”) (including any documents incorporated by reference therein, the “Registration Statement”);

● the base prospectus, dated February 11, 2025, which forms a part of the Registration Statement at the time it became effective on February 11, 2025 (including any documents incorporated by reference therein, the “Base Prospectus”), as supplemented by the prospectus supplement filed on May 22, 2025 pursuant to Rule 424(b) under the Securities Act (as so supplemented, the “Prospectus”);

● the Securities Purchase Agreement;

● the Certificate of Incorporation of the Company in effect on the date hereof;

● the Bylaws of the Company in effect on the date hereof;

● the minutes of the meeting of the Board of Directors of the Company held on May 20, 2025 authorizing the execution and delivery of the Securities Purchase Agreement, the issuance and sale of the Shares and the preparation and filing of the Prospectus, and other actions with regard thereto; and

● such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopy, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the Delaware General Corporation Law (the “DGCL”) and, when the Shares are delivered to and paid for by the Purchasers in accordance with the terms of the Securities Purchase Agreement and when evidence of the issuance thereof is duly recorded in the Company’s books and records, the Shares will be validly issued, fully paid and non-assessable.

Our opinion is limited to the federal laws of the United States and the DGCL. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder or Item 509 of Regulation S-K.

Very Truly Yours,

/s/ Lucosky Brookman LLP
Lucosky Brookman LLP